                                                                EXHIBIT 10.49






                       DATED         26 NOVEMBER    1997





                        ELITE INTERNATIONAL LIMITED (1)

                             TECHNOCOM LIMITED (2)

                              PLD TELEKOM INC. (3)


                        -------------------------------

                            SHARE PURCHASE AGREEMENT

                        -------------------------------

THIS AGREEMENT is dated   26 November   1997

and made BETWEEN

(1) ELITE INTERNATIONAL LIMITED (a company incorporated under the Irish Companies Act 1963 to 1990 with registered number 178152) whose registered office is at First Floor, 14-15 Parliament Street, Dublin 2, Ireland ("the Vendor");

(2) TECHNOCOM LIMITED (a company incorporated under the Irish Companies Acts 1963 to 1990 with registered number 183622) whose registered office is at 1 Earlsfort Centre, Hatch Street, Dublin 2, Ireland, and whose particulars are as set forth in Schedule I hereto ("Technocom"); and

(3) PLD TELEKOM INC. (previously named "Petersburg Long Distance Inc.") (a company incorporated in the State of Delaware, U.S.A.) whose registered office is at 1209 Orange Street, Wilmington, Delaware 18901, U.S.A. ("the Purchaser").


WHEREAS:

(A) The Vendor owns Thirty-Nine (39) Ordinary Shares of Technocom which it holds subject to the Subscription and Shareholders Agreement relating to Technocom dated 28th December 1994, as heretofore amended or supplemented (the "Shareholder Agreement"); and

(B) The Purchaser desires to acquire, and the Vendor desires to sell Twenty-Nine (29) of such Ordinary Shares, subject to all of the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.1      INTERPRETATION

         In this Agreement (including the Introduction and Schedules), unless the context otherwise requires, the following words and expressions have the meanings shown:


         Board                                    the board of directors of
                                                  Technocom

         Business Day                             a day, other than a Saturday
                                                  or Sunday, on which banks in
                                                  each of the cities of Dublin,
                                                  New York and London generally
                                                  are open for normal banking
                                                  business

         the Completion Date                      November 26, 1997
         a Member of the same Group               means, as regards any
                                                  company, a company which is
                                                  for the time being a holding
                                                  company of that company or a
                                                  subsidiary of that company or
                                                  any such holding company

         the Parties                              the parties to this Agreement

         Plicom                                   Plicom Limited

         the Shares                               the twenty-nine (29)
                                                  Ordinary Shares of the
                                                  Company being purchased by
                                                  the Purchaser from the Vendor
                                                  hereunder

         Warranties                               the warranties,
                                                  representations and
                                                  undertakings given in Clause
                                                  5

1.2 All references to statutory provisions or enactments shall include references to any amendment, modification or re-enactment of any such provision or enactment, and to any regulation or order made under such provision or enactment (in any case before the date of this Agreement).

1.3 The term "holding company" shall have the meaning attributed to it in sections 736 and 736A of the United Kingdom Companies Act 1985 (as amended) and a company or other entity shall be a "subsidiary" for the purposes of this Agreement if it falls within any of the meanings attributed to a "subsidiary" in such sections or the meaning attributed to the term "subsidiary undertaking" in section 258 of such Act, and a company shall be an "associate" if it falls within the meaning attributed to an "associated undertaking" in paragraph 20 of
         Schedule 4A to such Act and the terms "subsidiaries", "associates" and "holding companies" are to be construed accordingly.

1.4 References in this Agreement and the Schedules to the Parties, the Introduction, Schedules and Clauses are references respectively to the Parties, the Introduction and Schedules to and Clauses of this Agreement.

1.5 Save where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.

1.6 Clause and paragraph headings are inserted for ease of reference only and shall not affect construction.

1.7 For the avoidance of doubt, any references in this Agreement to a statutory and other regulatory provision in force in the United Kingdom or the Republic of Ireland (as the case may be) shall, unless the context otherwise requires, also include a reference to the equivalent or analogous provision under Irish, English or other law applicable to the relevant company.

2.       SALE AND PURCHASE OF THE SHARES

         The Vendor shall sell the Shares with effect from Completion and the Purchaser (relying on the representations, warranties and undertakings contained herein on the part of the Vendor and the fulfillment of all conditions to such purchase contained herein) shall purchase the Shares with any dividends, distributions and rights declared, created or arising on or after the Completion Date, and free from all claims, charges, liens, encumbrances, options, rights of pre-emption or equities.

3.       CONSIDERATION; TRANSFER RESTRICTIONS

3.1 In consideration of the sale of the Shares in accordance with the terms of this Agreement, the Purchaser shall (i) pay to the Vendor at Completion the sum of US$ 6,250,000 (Six Million Two Hundred Fifty Thousand US dollars) in cash by telegraphic transfer to an account or accounts nominated by the Vendor, and (ii) deliver to the Vendor at Completion 1,316,240 shares of its Common Stock (the "Consideration Shares").

3.2 Neither the Vendor nor any other party in whose name the Consideration Shares may be issued shall be permitted to sell, transfer or otherwise dispose of, or to pledge, any of the Consideration Shares for any reason whatsoever prior to January 1, 2000, except that the Vendor or such other party may pledge the Consideration Shares to financial institutions as security for indebtedness, provided that the pledgee enters into a written undertaking satisfactory to the Purchaser to hold such Shares subject to the provisions of this Clause 3.2.

4.       COMPLETION

4.1 Completion shall take place at the offices of Charles Russell at 8-10 New Fetter Lane, London EC4A 1RS, England (or any other location agreed upon by the Vendor and the Purchaser) on the Completion Date.

4.2      At Completion:

         (a) the Vendor shall deliver (where appropriate as agent for Technocom) to the Purchaser:

                 (i) a transfer in respect of the Shares duly executed by the Vendor in favour of the Purchaser or as it may direct; and


                 (ii) a certificate for the Shares and any other documents which may be required to give good title to the Shares and to enable the Purchaser to procure registration of the same in its name or as it may direct;

         (b) the Purchaser shall deliver (i) the sum of US$ 6,250,000 by telegraphic transfer to the account(s) nominated by the Vendor, and (ii) certificates for the Consideration Shares in such denominations as the Vendor shall direct at least two business days prior to the Completion Date (in default of which direction a single certificate in the name of the Vendor in the full amount of the Consideration Shares shall be issued), which certificate(s) shall be appropriately legended to reflect the terms of Clause 3.2 hereof, in addition to any other legends required to comply with United States securities laws;

          (c) the Parties shall procure the passing of resolutions of the Board resolving to register the share transfer referred to in subclause (a)(i) above, subject only to due stamping; and

          (d) the Vendor (and/or any other party or parties in whose name the Consideration Shares may be issued) shall execute an undertaking in form and substance satisfactory to the Purchaser confirming that it is taking the Consideration Shares for investment purposes only and not with a view to the distribution thereof, and that it is bound by the terms of Clause 3.2 hereof, and shall deliver to the Purchaser such other evidence (including opinions of counsel) as the Purchaser may reasonably request to confirm that the Vendor and/or such other parties are bound by the provisions of such Clause;

         (e) the Parties shall (and shall procure that the other parties thereto) execute an amendment to the Shareholder Agreement which shall provide that:

                 (i) the parties appointed by PLD pursuant to clause 12.14 thereof shall be E. Clive Anderson and Philip R. Eager, c/o PLD Telekom Inc., 680 Fifth Avenue, New York, NY 10019, U.S.A. in place of R. P. Burrow and N.A.R. Williams of SJBerwin & Co.;

                 (ii) copies of the items referred to in clause 12.15 shall thereafter be sent to the persons named in subclause
                          (e) (i) above, and shall no longer be sent to Mr Roger Blott or PLD's Solicitors;

                 (iii) Clause 5 and Schedule II thereto shall be deleted therefrom in their entirety; and

                 (iv) the following words shall be added to the definition of the term "the Option Agreements":

                                  ", each as may be amended from time to time
                          by the relevant parties thereto";

         (f) the Vendor and the Purchaser shall amend and restate the Put and Call Option Agreement dated 28th December 1994 ("the Put and Call Option Agreement") so that it shall read hereafter in the form attached hereto as Schedule II ("the Amended Option Agreement"); and

         (g) the Vendor shall execute such other documents and take such other actions as the Purchaser may reasonably request to carry into effect the purpose and intent of this Agreement.

4.3 If for any reason the provisions of Clause 4.2 are not fully complied with by reason of default on the part of the Vendor, the Purchaser shall be entitled to elect, by giving written notice to the Vendor:

        (a) to terminate this Agreement (other than Clause 7.2) in which case the Purchaser shall not be obliged to purchase the Shares, pay any of the Consideration or perform any of its other obligations under Clause 4.2 (and the Vendor shall be released from all further obligations hereunder other than Clause 7.2); or

        (b) to fix a new date for Completion within 28 days of the date originally set for Completion; or

        (c) to proceed to Completion so far as practicable, the Vendor then being obliged to use its reasonable endeavours to perform or procure the performance of any of the outstanding provisions of Clause 4.2.

4.4 If for any reason the provisions of Clause 4.2 are not fully complied with by reason of default on the part of the Purchaser or Technocom, the Vendor shall be entitled to elect, by giving written notice to the
        Purchaser:

        (a) to terminate this Agreement (other than Clauses 7.2 and 7.3) in which case the Vendor shall not be obliged to sell the Shares and the Vendor shall not be obligated to perform any of its other obligations under Clause 4.2 (and the Purchaser and Technocom shall be released from all further obligations hereunder other than Clauses 7.2 and 7.3); or

        (b) to fix a new date for Completion within 28 days of the date originally set for Completion; or

        (c) to proceed to Completion as far as practicable, the Purchaser then being obliged to use its reasonable endeavours to perform or procure the performance of any of the outstanding provisions of Clause 4.2.


4.5 The Purchaser shall, following Completion, promptly deliver to the Revenue

         Commissioners of Ireland the share transfer referred to in Clause 4.2(a)(i) for assessment of stamp duty, and shall promptly pay the duty thus assessed. Prior to the registration of such duly stamped stock transfer form in the register of shareholders of Technocom, the Vendor shall, in respect of the Shares, cooperate in any manner required by the Purchaser for the convening, holding at short notice and conduct of general meetings of Technocom, execute on a timely basis all proxy forms, appointments of representatives, documents of consent to short notice and such like that the Purchaser may reasonably require and shall generally act in all respects as the nominee and at the directions of the Purchaser in respect of the Shares and all rights and interest attached thereto.

4.6 Upon the Completion Date the Vendor shall be deemed, without any further action on its part being required, to have waived the provisions of clause 7 of the Shareholder Agreement giving it the right to receive notice of the proposed sale of, to be offered and/or to purchase Ordinary Shares owned by Plicom so as to permit the sale by Plicom to the Purchaser at such time or times as may be mutually determined by such parties of the 59 Ordinary Shares of Technocom owned by Plicom, free from any rights which it may have in respect thereof under such clause 7.

5.       WARRANTIES

5.1 The Vendor hereby covenants with the Purchaser that each and all of subclauses (a) and (b) to this Clause is and are true and correct and not misleading at the date of this Agreement and will at all times up to and including Completion remain so:

         (a) the Shares constitute twenty-nine out of a total of thirty-nine Ordinary Shares of Technocom currently held by the Vendor and are fully paid or credited as fully paid and the Vendor is the legal and beneficial owner of and is entitled (subject as stated in the Shareholder Agreement, the Put and Call Option Agreement and the Articles of Association of Technocom) to sell the Shares without the consent of any third party; and

         (b) other than as provided in or pursuant to this Agreement there is no mortgage, charge, pledge, lien or other encumbrance or interest on, over or affecting the Shares, no agreement to create such mortgage, charge, pledge, lien or other encumbrance or interest has been made and no claim has been made that any person is entitled to any such mortgage, charge, pledge, lien or other encumbrance or interest.

5.2 The aggregate amount of liabilities of the Vendor under or in connection with this Agreement shall not exceed the total amount of the Consideration that the Vendor has received under this Agreement.

5.3 Claims against the Vendor under or in connection with this Agreement shall be wholly barred and unenforceable unless written details thereof shall have been given to it by no later than a date three (3) months from the date hereof.

6.       POSITION PENDING COMPLETION AND POST-COMPLETION OPERATION

6.1 The Vendor hereby covenants with and undertakes to the Purchaser that it shall not at any time prior to Completion dispose or attempt to dispose of any interest in the Shares or grant any option over, or mortgage, charge or otherwise encumber or dispose of the Shares.

6.2 The Vendor hereby covenants with and undertakes to the Purchaser that it will as soon as reasonably practicably notify to the Purchaser in writing any matter or thing which may arise or become known to it after the date hereof and prior to Completion which constitutes (or would with the passage of time constitute) a breach of the Warranties or a breach of any of the covenants or undertakings or obligations of the Vendor under this Agreement.

6.3 If any material breach of the Warranties shall come to the notice of either of the Vendor or the Purchaser before Completion, or if any act of event shall occur which, had it occurred on or before the date hereof, would have constituted a material breach of the Warranties, then the Purchaser shall be at liberty without any liability whatsoever to the other to elect not to complete the sale and purchase of the Shares (and in such case all parties shall be released from their obligations under this Agreement, other than under Clause 7.2).

6.4 The Vendor hereby declares for the purpose of the Financial Transfers Act 1992 of the Republic of Ireland that it is not resident in any jurisdiction to which financial transfers (within the meaning of the said Act) are restricted by order of the Minister for Finance in accordance with the provisions of that Act and does not hold the Shares and will not receive any part of the Consideration hereunder as nominee for any person so resident, and the Purchaser declares for the purpose of the said Act that it is not so resident, it is not acquiring the Shares as nominee for any persons so resident and it is not to its knowledge controlled directly or indirectly by persons so resident.

7.       GENERAL PROVISIONS

7.1 The waiver by any party of any right arising under, or any breach, default or omission by any other party of any of the terms of this Agreement or any of the documents in the agreed form shall not take effect unless in writing and shall not constitute a continuing waiver of the right waived or apply to, or operate as a waiver of, any other breach, default or omission and any forbearance in enforcing any right shall not constitute a waiver.

7.2 No party shall divulge to any third party (other than their respective professional advisers or insurers) the fact that this Agreement or any of the documents in the agreed form has been entered into or any information regarding its terms or any





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
         matters contemplated by this transaction or any information relating to any other party or make any announcement relating to it without the prior agreement (not to be unreasonably withheld or delayed) of the other parties unless such announcement is required by a taxing authority and/or a court of competent jurisdiction or by a recognised stock exchange or by any other similar regulatory authority in which event the other parties shall, so far as possible, be given prior written notice of such intended announcement. Any announcement shall in any event be made or issued only in a form approved by the Purchaser and with the consent of the Vendor (not to be unreasonably withheld or delayed). Nothing herein shall be deemed to prohibit any disclosure of the terms of this Agreement which is required in connection with the Purchaser's arranging financing for the transactions contemplated by this Agreement.

7.3 The Purchaser shall pay its own legal, accountancy and other costs, charges and expenses incurred in connection with this Agreement, and shall pay (or reimburse the Vendor for) the Vendor's reasonable legal, accountancy and other costs, charges and expenses incurred in connection with this Agreement, including all prior negotiations relating to the sale of the Shares.

7.4 This Agreement, together with any document expressly referred to in any of its terms, contains the entire agreement between the parties relating to the subject-matter covered. No oral explanation or oral information given by any party shall alter the interpretation of this Agreement.

7.5 The Vendor hereby undertakes with the Purchaser at the request of the Purchaser and at the expense of the Purchaser to do or procure to be done all such further acts and things and execute or procure to be executed all such further deeds and documents as may be necessary or desirable fully and effectively to vest in the Purchaser the legal and beneficial ownership of the Shares and the benefits of this Agreement and, pending such vesting, the Vendor shall hold such Shares and benefits in trust for the Purchaser and shall receive all monies in connection therewith as trustee of the Purchaser and shall account to the Purchaser forthwith on receipt.

7.6      Any notice:

         (a) must be in writing and must be given to a company which is a party at its registered office or to such other address as may have been notified to the other party; and

         (b)     will be effectively served:

                 (i) on the day of receipt, where any hand-delivered letter or telefax message is received on a Business Day before or during normal working hours; or

                 (ii) on the following Business Day, where any hand-delivered letter or telefax message is received either on a Business Day after normal working hours or on any other day; or

                 (iii) on the fifth Business Day following the day of posting of any properly addressed letter sent by air mail postage prepaid.


7.7 This Agreement and all documents supplemental thereto are governed by and are to be construed in accordance with English law excluding the English rules as to conflicts of law.

7.8 Each of the parties irrevocably submits to the non-exclusive jurisdiction of the appropriate court of law in England in relation to any matters, claims and disputes arising out of or in connection with this Agreement, any of the documents in the agreed form or any documents supplemental thereto and (subject as set out below) waives any objection to legal proceedings being made in such courts whether on the ground of venue or on the ground that such proceedings have been brought in an inconvenient forum. These submissions shall not limit the rights of the parties to bring any action in any other court having or claiming jurisdiction (whether concurrently or not).

7.9 The Purchaser and Technocom hereby appoint Morgan, Lewis & Bockius of 4 Carlton Gardens, Pall Mall, London SW1Y 5AA, all communications to be marked for the attention of Mr. T. J. Benz, and the Vendor hereby appoints Messrs. Charles Russell of 8-10 New Fetter Lane, London EC4A 1RS, all communications to be marked for the attention of Mr. M. Moncreiffe and Mr. J. Holder, in each case for service of process in connection with legal proceedings in England and arising out of or in connection with this Agreement. Copies of all notices pursuant to Clause 7.6 shall also be sent to the Purchaser at 680 Fifth Avenue, New York, NY 10019, U.S.A., attention: E. Clive Anderson.

7.10 In the event that any legal action in respect of this Agreement is started, the process by which it is started may be served on the defendant or, if specified in this Agreement, any other person on its behalf at the place at which and in the manner in which notices may be given to that party.

7.11 Any provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters already performed.

7.12 This Agreement may be executed in several counterparts (whether original or facsimile counterparts) and upon the execution of all such counterparts by one or more parties, each counterpart shall be deemed to be an original hereof.





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
                                   SCHEDULE I

                           PARTICULARS OF THE COMPANY



Name:                                      Technocom Limited                         Number:      183622
Registered Office:                         1 Earlsfort Centre, Hatch Street, Dublin 2, Ireland

Authorised share capital:                  IR pound sterling 1,000,000 and US$1,000 divided into 1,000,000 shares of IR pound sterling 1 each and 1,000 preferred shares of US$1 each

Issued share capital:                      199 Ordinary Shares and 1,000 preferred shares have been issued and are fully paid as follows:

                                                                       Ordinary Shares          Preferred Shares
                                                                       ---------------          ----------------

                                            Plicom Limited                   59

                                            PLD Telekom Inc.                 101                        1,000

                                            Elite International
                                            Limited                          39

Directors:                                  Mark Klabin

                                            Boris Antoniuk

                                            James R. S. Hatt

                                            Joe Crouch

                                            Alan G. Brooks

Secretary:                                  Tatiana Saltanova

                                  SCHEDULE II

           FORM OF AMENDED AND RESTATED PUT AND CALL OPTION AGREEMENT




DATED AS OF NOVEMBER __, 1997


PARTIES

1) PLD TELEKOM INC. (a company incorporated in the State of Delaware, U.S.A.) whose registered office is at 1209 Orange Street, Wilmington, Delaware 18901, U.S.A. ("the Grantee"); and

2) ELITE INTERNATIONAL LIMITED (a company incorporated under the Irish Companies Acts 1963 to 1990 with registered number 178152) whose registered office is at First Floor, 14-15 Parliament Street, Dublin 2, Ireland ("the Grantor", such term to include any permitted transferee).

RECITALS

The parties hereto are parties to a Put and Call Option Agreement dated 28 December 1994, and desire to amend and restate its provisions as hereinafter set forth.

OPERATIVE PROVISIONS

                                 1  DEFINITIONS

1.1 In this Agreement unless the context otherwise requires the following expressions shall bear the meanings shown:

      Business Day                         a day, other than a Saturday, on
                                           which banks in each of the City of
                                           London, Vienna, Toronto, Dublin and
                                           Moscow generally are open for normal
                                           banking business

      the Call Options                     the rights granted to the Grantee
                                           pursuant to Clause 2 to purchase or
                                           procure the purchase of Option
                                           Shares at the applicable Option
                                           Price during the applicable Option
                                           Period

      the Company                          Technocom Limited, a private company
                                           limited by shares incorporated under
                                           the Companies Acts, 1963 to 1990 of





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
                                           Ireland whose registered number is
                                           183622 and with its registered
                                           office at First Floor, 14-15
                                           Parliament Street, Dublin 2, Ireland

      Completion                           the performance by the parties
                                           hereto of their respective
                                           obligations under Clause 4 or 5

      the First Call Option                the right granted to the Grantee
                                           pursuant to subclause (A) of Clause
                                           2.1 to acquire two (2) Ordinary
                                           Shares from the Grantor

      the First Option Period              the period commencing on June 30,
                                           1998 and ending on the earlier of:
                                           (i) June 30, 2119 and (ii) the date
                                           on which the First Put Option or the
                                           First Call Option, as the case may
                                           be, is exercised

      the First Option Price               the price for the First Option
                                           Shares calculated in accordance with
                                           Clause 9.1

      the First Option Shares              the two (2) Ordinary Shares which
                                           are the subject of the First  Put
                                           Option and the First Call Option

      the First Put Option                 the right granted to the Grantor
                                           pursuant to subclause (A) of Clause
                                           3.1 to require the Grantee to
                                           purchase two (2) Ordinary Shares

      the Grantee's Solicitors             Morgan, Lewis & Bockius, of 4
                                           Carlton Gardens, London SW1Y 5AA

      the Grantor's Solicitors             Charles Russell currently of 8-10
                                           New Fetter Lane, London EC4A 1RS, or
                                           such other firm of solicitors as the
                                           Grantor may hereafter notify the
                                           Grantee in writing

      Option Period                        the First Option Period or the
                                           Second Option Period, as applicable

      Option Shares                        any of the ten (10) Ordinary Shares
                                           which are the subject of the Put
                                           Options and the Call Options

      Ordinary Shares                      ordinary shares in the capital of
                                           the Company

      the Put Options                      the rights granted to the Grantor
                                           pursuant to Clause 3 to require the
                                           Grantee to purchase or procure the
                                           purchase of Option Shares at the
                                           applicable Option Price during the





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
                                           applicable Option Period

      Reorganization                       in relation to the Company includes
                                           every issue by way of capitalization
                                           of profits or reserves and every
                                           issue by way of rights and every
                                           consolidation or sub-division or
                                           reduction of capital or capital
                                           dividend or other reconstruction or
                                           adjustment relating to the equity
                                           share capital (or any shares or
                                           securities derived therefrom) and
                                           any amalgamation or reconstruction
                                           affecting the equity share capital
                                           (or any shares, stocks or securities
                                           derived therefrom)

      the Second Call Option               the right granted to the Grantee
                                           pursuant to subclause (B) of Clause
                                           2.1 to acquire eight (8) Ordinary
                                           Shares from the Grantor

      the Second Option Period             the period commencing on June 30,
                                           1999 and ending on the earlier of:
                                           (i) June 30, 2119 and (ii)  the date
                                           on which the Second Put option or
                                           the Second Call Option, as the case
                                           may be, is exercised

      the Second Option Price              the price for the Second Option
                                           Shares calculated in accordance with
                                           Clause 9.2

      the Second Option Shares             the eight (8) Ordinary Shares which
                                           are the subject of the First Put
                                           Option and the First Call Option

      the Second Put Option                the right granted to the Grantor
                                           pursuant to subclause (B) of Clause
                                           3.1 to require the Grantee to
                                           purchase eight (8) Ordinary Shares

1.2 Reference to clauses and the parties are respectively to clauses of and the parties to this Agreement.

1.3 References to documents in the agreed form are to documents initialled for the purpose of identification only by the Grantee's Solicitors and the Grantor's Solicitors.

                              2   THE CALL OPTIONS

2.1 In consideration of the sum of pound sterling 1 (receipt of which the Grantor acknowledges) the Grantor grants to the Grantee (A) the right exercisable during the First Option Period to purchase two (2) Ordinary Shares at the First Option Price, and (B) the right exercisable during the Second Option Period to purchase eight (8) Ordinary Shares at the Second Option Price.

2.2 The First Call Option shall be exercisable at any time during the First Option Period and the Second Call Option shall be exercisable at any time during the Second Option Period, in either case by notice in writing of exercise served on the Grantor.

2.3 All Option Shares shall be sold free from all liens, charges and encumbrances and with all rights attached thereto at the date of such exercise.

                              3   THE PUT OPTIONS

3.1 In consideration of the sum of pound sterling 1 (receipt of which the Grantee acknowledges) the Grantee grants to the Grantor (A) the right exercisable during the First Option Period to require the Grantee to purchase two (2) Ordinary Shares at the First Option Price, and (B) the right exercisable during the Second Option Period to require the Grantee to purchase eight (8) Ordinary Shares at the Second Option Price.

3.2 The First Put Option shall be exercisable at any time during the First Option Period and the Second Put Option shall be exercisable at any time during the Second Option Period, in either case by notice in writing of exercise served on the Grantee, and the documents listed in clause 4.1(b) hereof duly executed but undated shall be delivered to the Grantee's Solicitors, to be held to the order of the Grantor pending payment of the applicable Option Price.

3.3 All Option Shares shall be sold free from all liens, charges and encumbrances and with all rights attached thereto at the date of such exercise.

                       4   COMPLETION OF THE CALL OPTION

4.1 Completion of the purchase and sale of any Option Shares pursuant to the exercise of the First or Second Call Option shall take place at the offices of the Grantee's Solicitors (or at such other place as the parties shall mutually agree). In the case of the First Call Option, Completion shall take place on such date as the Grantor and the Grantee shall agree, but in all events not later than ten Business Days after the Grantor shall have received the notice of exercise. In the case of the Second Call Option, Completion shall take place on the date specified in
      Clause 9.2(e).   At either such Completion:

                 (a) the Grantee shall either pay or procure the payment by telegraphic transfer to the Grantor (or as the Grantor may direct) of the applicable Option Price for the Option Shares being acquired (or, in respect of the First Call Option, in the event that the Grantor shall elect pursuant to Clause 9.1 to receive the Additional Consideration Shares (as defined therein) in lieu of cash, the Grantee shall deliver to the Grantor the share certificates for the Additional Consideration Shares (legended as required pursuant to the United States securities laws) and such other documents as shall be required to vest title to the Additional Consideration Shares with the Grantor ); and

                 (b)      the Grantor shall deliver to the Grantee:

                                  (i)      duly executed but undated stock
                                           transfer forms in respect of the
                                           Option Shares being purchased by the
                                           Grantee together with the relative
                                           share certificates or, to the extent
                                           that the Grantor can so provide,
                                           such other documents as shall be
                                           required to vest title to the Option
                                           Shares being purchased with the
                                           Grantee or its designee, and, if it
                                           is taking the Additional
                                           Consideration Shares, an undertaking
                                           satisfactory to the Grantee that it
                                           is taking such Shares for investment
                                           purposes only and not with a view to
                                           the distribution thereof; and

                                  (ii)     to the extent that the Grantor can
                                           so provide, such other deeds and
                                           documents and opinions of Counsel as
                                           may be necessary to transfer to the
                                           Grantee or its designee or as it may
                                           direct the unencumbered beneficial
                                           ownership of the Option Shares being
                                           purchased.

4.2 If the Grantor makes default in transferring any of the Option Shares as aforesaid the Directors of the Company shall be entitled to receive and give a good discharge for the Option Price payable for such Option Shares on behalf of the Grantor (but shall not be bound to earn any interest thereon) and the Grantor hereby irrevocably appoints such one of the Directors of the Company as the Grantee shall nominate in writing as the Grantor's attorney to execute on its behalf the transfer or transfers of the Option Shares in favour of the Grantee (or as the Grantee may direct) and such other documents as may be necessary to transfer title to such Option Shares to the Grantee (or as the Grantee may direct) and hereby authorizes the Directors of the Company to approve the registration of such transfer or transfers or such other documents.

4.3 The Grantor shall (so far as it is able) procure the Grantee or its designee will be registered as the holder of any Option Shares being purchased.

4.4 Any payments by the Grantee under the First or Second Put Options or the First or Second Call Options shall be made free and clear of all withholdings and deductions, howsoever arising.

                        5   COMPLETION OF THE PUT OPTION

      Completion of the transfer or sale of any Option Shares pursuant to the exercise of the First or the Second Put Option shall take place at the offices of the Grantee's Solicitors

      (or at such other place as the parties shall mutually agree).   In the
      case of the First Put Option, Completion shall take place on such date as the Grantor and the Grantee shall agree, but in all events not later than ten Business Days after the Grantee shall have received the notice of exercise. In the case of the Second Put Option, Completion shall take place on the date specified in Clause 9.2(e). At either such Completion the Grantee shall take the actions specified in Clause 4.1(a), and upon such actions having been taken, the Grantee's Solicitors shall release to the Grantee the documents delivered to them to hold to the order of the Grantor pursuant to the terms of Clause 3.2.

                         6  EFFECTS OF A REORGANIZATION

6.1 If any Reorganization shall take place after the date hereof all the shares, stock and other securities (if any) which shall have become owned by the Grantor or successors in title as a result of each such Reorganization and which shall derive (whether directly or indirectly) from the Option Shares shall be deemed to be subject to an exercise of either the First or Second Call Options or the First or Second Put Option (as the case may be) and shall be transferred or sold to the Grantee (or as the Grantee may direct) in accordance with Clause 2 or 3 (as the case may be).

6.2 References in this Agreement to the Option Shares shall be so construed as to give full effect to this Clause 6.

                           7  PROHIBITION ON DISPOSAL

      Subject to the terms of a Shareholder Agreement relating to the Company entered into on 28 December 1994 and made between inter alia the Grantor and the Grantee, as heretofore amended or supplemented ("the Shareholder Agreement"), and notwithstanding the provisions of Clause 6, while either the First Call Option or the Second Call Option remains exercisable the Grantor shall not, without the prior written consent of the Grantee, sell, transfer or otherwise dispose of (including without prejudice to the generality of the foregoing accept an offer made to all holders for the class or classes of securities to which the applicable Option Shares belong) or mortgage, charge, pledge or otherwise encumber any of the Option Shares or any interest therein subject to the applicable Call Option..


                            8  GRANTOR'S WARRANTIES

8.1 The Grantor warrants to the Grantee that it is and will remain until the exercise of either the First Call Option or the First Put Option (as the case may be) or the expiry of the First Option Period (whichever is the later), the beneficial owner of the First Option Shares, subject only to such Options, that it is and will remain until the exercise of either the Second Call Option or the Second Put Option (as the case may be) or the expiration of the Second Option Period (whichever is the later), the beneficial owner of the Second Option

      Shares, subject only to such Options, and that it has and will have full power and authority to grant Options in respect of the same upon the terms and conditions of this Agreement.

8.2 The Grantee warrants to the Grantor that it has and will have full power and authority to execute and comply with the terms and conditions of this Agreement.

                              9  THE OPTION PRICES

9.1 The First Option Price shall be US $1,000,000 or, if the Grantor so elects in its notice of exercise of the First Option, that amount of shares of common stock of the Grantee (the "Additional Consideration Shares") which results from dividing the sum of $1,000,000 by the lesser of: (i) $5.85 and (ii) the average closing price of the Grantee's common stock over the ten trading days prior to the applicable Completion date. In the event that the Grantor shall elect to take the Additional Consideration Shares, the Grantor and/or any other party in whose name the Additional Consideration Shares may be issued shall give an undertaking satisfactory to the Grantee that such Shares are being taken for investment purposes only and not with a view to the distribution thereof, and all certificates for Additional Consideration Shares shall be appropriately legended to comply with the United States securities laws.

9.2   The Second Option Price shall be calculated and paid as follows:

      (a) Within thirty (30) days after the exercise of the Second Call Option or the Second Put Option, as the case may be, the Grantee shall deliver to the Grantor its valuation of the entire issued ordinary share capital of the Company (the "Valuation"). The Valuation, as determined by the Grantee, shall be conclusive and binding upon the Grantor for all purposes hereof and the Grantor's sole rights in respect thereof shall be as specifically set forth hereinafter.

      (b) If the Valuation shall be less than US $111,000,000, then the Second Option Price shall be US $6,689,655. If the Valuation shall be more than US $145,000,000, then the Second Option Price shall be US $9,620,689. Under no circumstances shall the Second Option Price exceed US $9,620,689.

      (c) If the Valuation shall be between US $111,000,000 and US $145,000,000, then the Second Option Price shall be the amount which results from the following calculation:

US $6,689,655  plus  US $2,931,034  multiplied by  the Valuation less 111,000,000
                                                   ------------------------------
                                                     divided by 34,000,000

      (d) Following the finalization of the Second Option Price as set forth above, both parties shall be obligated to proceed to the Completion of the purchase and sale of the Second Option Shares.

      (e) Completion of the purchase and sale of the Second Option Shares pursuant to the exercise of either the Second Call Option or the Second Put Option shall take place in the manner provided in Clauses
           4.1 and 5, as the case may be, on the ninetieth (90th) day following the delivery of the Valuation to the Grantor (the "Due Date"), at which time the actions specified in such Clauses shall be taken.

                                  10   GENERAL

10.1 No amendment, change or addition hereto shall be effective or binding on either party unless reduced to writing and executed by both parties.

10.2 This Agreement and the rights hereunder may not be assigned in whole or in part to any company or person, save that the Grantor may assign its rights to a Member of the same Group (as that term is defined in the Shareholder Agreement) as the Grantor.

10.3 The headings to clauses of this Agreement are for ease of reference only and do not form part of this Agreement and are not in any way to affect its construction.

10.4     Any notice to be given under this Agreement:

         (a)     must be in writing;


         (b) may be given to the Grantor at its registered office (or such other address as it may notify to the Grantee for such purpose);

         (c) may be given to the Grantee at its registered office (or such other address as it or its assignee may notify to the Grantor for such purpose); and

         (d)     will be effectively served:


                          (i) on the day of receipt, where any hand delivered letter, telex or telefax message is received on any Business Day before or during normal working hours;

                          (ii) on the following Business Day, where any hand delivered letter, telex or telefax message is received either on an Business Day after normal working hours or on any day which is not a Business Day; or

                          (iii) on the second Business Day following the day of posting, upon despatch from within the United Kingdom of any posted letter by post office inland first class mail postage prepaid, or the fifth

                                  Business Day following the day of posting of any letter sent by air mail postage prepaid, and in proving such service it shall only be necessary to prove that the same was stamped, properly addressed and posted as aforesaid.

  10.5 Copies of all notices served on the Grantee must also be served by facsimile transmission sent to 680 Fifth Avenue, New York, New York 10019, U.S.A., marked for the attention of Mr. E. Clive Anderson and Mr. Philip Eager (1-212-262-8870) and copies of all notices served on the Grantor must also be served by facsimile transmission sent to Messrs. Charles Russell of 8-10 New Fetter Lane, London EC4A 1RS marked for the attention of Mr. M. Moncreiffe and Mr. J. Holder (44-71-203-0202).

  10.6 This Agreement is governed by and is to be construed in accordance with English Law, including its rules as to the conflict of laws.

10.7 Each of the parties irrevocably submits to the non-exclusive jurisdiction of the appropriate court of law in England in relation to any matters arising out of or in connection with this Agreement and waives any objection to legal proceedings being made in such courts whether on the ground of venue or on the ground that such proceedings have been brought in an inconvenient forum. These submissions shall not limit the rights of the parties to bring any action in any other court having or claiming jurisdiction (whether concurrently or not), provided that no proceedings shall be undertaken by either party in any federal or state court in the United States of America.

10.8 The Grantee hereby appoints Messrs. Morgan, Lewis & Bockius, of 4 Carlton Gardens, London SW1Y 5AA all communications to be marked for the attention of Mr. Thomas J. Benz and the Grantor hereby appoints Messrs. Charles Russell of 8-10 New Fetter Lane, London EC4A 1RS all communications to be marked for the attention of Mr. M. Moncreiffe and Mr. J. Holder in each case for service of process in connection with legal proceedings in England and arising out of or in connection with this Agreement.

10.9 In the event that any legal action in respect of this Agreement is started, the process by which it is started may be served on the defendant or, if specified in this Agreement, any other person on its behalf at the place at which and in the manner in which notices may be given to that party.

      ATTESTATIONS


      Executed as a Deed by       )
      PLD TELEKOM INC.            )
      acting by:                  )



      Director



      Director/Secretary





      Given under the Common Seal of       )
      ELITE INTERNATIONAL LIMITED          )
      acting by:                           )



      Director



      Director/Secretary

ATTESTATIONS


Signed by                        ) s/s BORIS ANTONIUK
for and on behalf of             )
ELITE INTERNATIONAL              ) s/s DOROTHEA H. HATT
LIMITED                          )
in the presence of:              )





Signed by                        ) s/s JAMES R.S. HATT
for and on behalf of             )
TECHNOCOM LIMITED                ) s/s DOROTHEA H. HATT
in the presence of:              )





Signed by                        ) s/s JAMES R.S. HATT
for and on behalf of             )
PLD TELEKOM INC.                 ) s/s DOROTHEA H. HATT
in the presence of:              )